Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

For immediate release

19 March 2003

                 Shire Pharmaceuticals Group plc (the "Company")

Basingstoke, UK - 19 March 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces that on 18 March 2003 Mr Rolf Stahel, a director of the Company, exercised an option granted to him under the Shire Pharmaceuticals Executive Share Option Scheme and acquired 13,761 ordinary shares of (pound)0.05 each in the Company at an option price of 218p per share.

As a result of this transaction Mr Stahel has an interest, excluding unexercised share options, in 615,540 ordinary shares of (pound)0.05p each in the Company.


T May
Company Secretary
..


For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations               +44 1256 894 160
Jessica Mann - Media                              +44 1256 894 280
US & Canada
Gordon Ngan - Investor Relations                  +44 1256 894 160
Michele Roy - Media                               +1 450 978 7876


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastro intestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com



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THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, patents, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)), the impact of competitive products, including but not limited to the impact of same on Shire's ADHD franchise, and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.